Exhibit 10.2

Tuesday Morning Corporation
Notice of Grant of Stock Options	ID: 75-2398532
and Option Agreement	6250 LBJ Freeway
Dallas, Texas 75240

Employee	Option Number:	000000XX
1234 Elm Street	Plan:	XXXX
Any Town, ST 12345	ID:	xxx

Effective x/xx/xxxx, you have been granted a(n) Non-Qualified Stock Option to buy xx,xxx.xxxx shares of Tuesday Morning Corporation (the Company) stock at $xx.xxxxx per share.

The total option price of the shares granted is $xxx,xxx.xx.

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration

xx,xxx.xxxx	xxxxxxxx	x/xx/xxxx	x/xx/xxxx

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

Tuesday Morning Corporation	Date

Employee	Date

Date:
Time: